EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each undersigned Director of ANADARKO PETROLEUM CORPORATION (the “Company”), a Delaware corporation, does hereby constitute and appoint R. A. WALKER, M. CATHY DOUGLAS, and ROBERT K. REEVES, and each of them, his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which, with the advice of counsel, said attorney and agent may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the filing under said Act of the Form 10-K Annual Report for the Year Ended December 31, 2008, including specifically, but without limitation thereof, to sign his or her name as a Director of the Company to the Form 10-K Annual Report for the Year Ended December 31, 2008 filed with the Securities and Exchange Commission, and to any instrument or document filed as a part of, or in connection with, said Form 10-K Annual Report for the Year Ended December 31, 2008 or amendment thereto; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 20th day of February, 2009.

/s/ JAMES T. HACKETT	/s/ ROBERT J. ALLISON, JR.
James T. Hackett	Robert J. Allison, Jr.

/s/ LARRY BARCUS	/s/ JOHN R. BUTLER, JR.
Larry Barcus	John R. Butler, Jr.

/s/ LUKE R. CORBETT	/s/ H. PAULETT EBERHART
Luke R. Corbett	H. Paulett Eberhart

/s/ PETER J. FLUOR	/s/ JOHN R. GORDON
Peter J. Fluor	John R. Gordon

/s/ JOHN W. PODUSKA, SR.	/s/ PAULA ROSPUT REYNOLDS
John W. Poduska, Sr.	Paula Rosput Reynolds